Exhibit 99.1

Independent Auditor’s Report

To the Board of Trustees

Physicians Realty Trust

We have audited the accompanying Statement of Revenues and Certain Direct Operating Expenses of 5505 Peachtree Dunwoody Road, Atlanta, Georgia (“the Peachtree Property”) for the year ended December 31, 2013, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Statement of Revenues and Certain Direct Operating Expenses based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Direct Operating Expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement of Revenues and Certain Direct Operating Expenses.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement of Revenues and Certain Direct Operating Expenses, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement of Revenues and Certain Direct Operating Expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Direct Operating Expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement of Revenues and Certain Direct Operating Expenses referred to above present fairly, in all material respects, the Revenue and Certain Direct Operating expenses described in Note 1 to the financial statement of the Peachtree Property for the year ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

Basis of Accounting

As described in Note 1 to the Financial Statement, the Statement of Revenues and Certain Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Peachtree Property’s revenues and expenses.  Our opinion is not modified with respect to this matter.

/s/ Plante & Moran, PLLC
Chicago, Illinois
May 1, 2014

Peachtree Property

Statement of Revenue and Certain Direct Operating Expenses

2013
Revenues
Rental revenue	$3,150,884
Tenant reimbursements	572,614
Parking and other	1,105,159

Total Revenues	4,828,657
Certain Direct Expenses
Operating	1,883,534
Taxes and insurance	285,147
Total Certain Direct Operating Expenses	2,168,681
Revenues in Excess of Certain Direct Operating Expenses	$2,659,976

See Accompanying Notes to Financial Statement.

Peachtree Property

Statement of Revenue and Certain Direct Operating Expenses

1.                                Business

North American Property Corporation, or the Seller, owned and operated one medical office building, located at 5505 Peachtree Dunwoody Road, Atlanta, Georgia, or the Peachtree Property, which was sold to a subsidiary of Physicians Realty Trust, or the Purchaser. The Peachtree Property is leased to various tenants, under triple net leases. The Purchaser purchased the Peachtree Property on February 28, 2014, and assumed all management and ownership responsibilities.

The accompanying statement of revenues and certain operating expenses has been prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the period presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, management fees, interest expense, amortization of above and below market leases, and income taxes.

2.                                Summary of Significant Accounting Policies

Use of Estimates - Preparation of this financial statement in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in the financial statement and related notes. Actual results could differ from those estimates.

Revenue Recognition — Each tenant lease is accounted for an operating lease.  Rental income is recognized on a straight line basis over the term of the lease agreements when collectability is reasonably assured.

Reimbursement from Tenants - Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Property is generally the primary obligor and bears the associated credit risk.

Parking and Other — Revenue is recognized when the related services are utilized by the tenants.

3.                                Leases

The owners have entered into various non-cancellable operating leases with monthly base rents ranging from $4,500 through $55,400, which various escalation terms as stated in the agreement through 2025.

Future minimum rents under the non-cancellable leases as of December 31, 2013 are as follows:

Year	Amount
2014	$3,169,091
2015	3,096,162
2016	2,590,370
2017	2,230,504
2018	1,489,267
Thereafter	4,929,972
Total	$17,505,366

Peachtree Property

Statement of Revenue and Certain Direct Operating Expenses

4.                                Subsequent Events

Subsequent events were evaluated through May 1, 2014 the date the financial statement was available to be issued.